   As filed with the Securities and Exchange Commission on December 19, 1997
                                                       Registration No. 33-10742
================================================================================
                    U.S. SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                             --------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             SYNBIOTICS CORPORATION
                (Name of registrant as specified in its charter)

        CALIFORNIA                                   95-3737816
(State or other jurisdiction of                   (I.R.S. Employer
incorporation or organization)                     Identification No.)


     11011 VIA FRONTERA
    SAN DIEGO, CALIFORNIA                                  92127
(Address of principal executive offices)                 (Zip Code)

                 SYNBIOTICS CORPORATION 1983 STOCK OPTION PLAN
                 SYNBIOTICS CORPORATION 1984 STOCK OPTION PLAN
                 SYNBIOTICS CORPORATION 1986 STOCK OPTION PLAN
                           (Full title of the plans)

                                MICHAEL K. GREEN
             Vice President of Finance and Chief Financial Officer
                             SYNBIOTICS CORPORATION
                11011 Via Frontera, San Diego, California  92127
                    (Name and address of agent for service)

                                 (619) 451-3771
         (Telephone number, including area code, of agent for service)

                                   Copies to:
                            HAYDEN J. TRUBITT, ESQ.
                          BROBECK, PHLEGER & HARRISON
                         550 West C Street, Suite 1300
                          San Diego, California  92101

                              ------------------

          This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities will begin as soon as reasonably practicable after such effective date.

                              ------------------

===============================================================================

                             SYNBIOTICS CORPORATION

                                 Deregistration
                                 --------------


This Registration Statement, as amended to the date of its effectiveness (December 30, 1986), registered 305,642 shares of the Common Stock of Synbiotics Corporation (the "Company"). These shares were offered pursuant to Company's 1983 Stock Option Plan, 1984 Stock Option Plan and 1986 Stock Option Plan (collectively the "Option Plans"). Each of the Option Plans has expired and 121,544 shares have been issued under the Option Plans. All stock options still outstanding under the Option Plans have been rolled into the Company's 1995 Stock Option/Stock Issuance Plan; the Common Stock underlying such stock options has been separately registered (with a separate registration fee paid) under the Form S-8 Registration Statement filed with respect to the 1995 Stock Option/Stock Issuance Plan, Registration No. 33-61103.

A new Form S-8 Registration Statement was filed today with respect to an increase in the number of shares covered by the 1995 Stock Option/Stock Issuance Plan. For purposes of calculating a reduced registration fee thereunder, the 184,098 "unused" shares under this Registration Statement were "transferred over" to the new Form S-8 Registration Statement.

Accordingly, the Company hereby deregisters 184,098 shares of the Common Stock originally covered by the Registration Statement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 19th day of December, 1997.

SYNBIOTICS CORPORATION

                         By   /s/ Michael K. Green
                              ------------------------
                              Michael K.  Green
                              Vice President - Finance


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


SIGNATURE                   TITLE                                                  DATE
---------                   -----                                                  ----

/s/ Kenneth M. Cohen        Chief Executive Officer, President and Director        December 19, 1997
--------------------        (Principal Executive Officer)
Kenneth M. Cohen

/s/ Michael K. Green        Chief Financial Officer and Vice President - Finance   December 19, 1997
--------------------        (Principal Financial Officer)
Michael K. Green

/s/ Keith A. Butler         Chief Accounting Officer and Corporate Controller      December 19, 1997
--------------------        (Principal Accounting Officer)
Keith A. Butler

/s/ Patrick Owen Burns      Director                                               December 19, 1997
--------------------
Patrick Owen Burns

/s/ James C. DeCesare       Director                                               December 19, 1997
--------------------
James C. DeCesare

/s/ Brenda D. Gavin         Director                                               December 19, 1997
--------------------
Brenda D. Gavin

/s/ M. Blake Ingle          Director                                               December 19, 1997
--------------------
M. Blake Ingle

/s/ Donald E. Phillips      Director                                               December 19, 1997
--------------------
Donald E.  Phillips


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